Exhibit 10.13(a)

Execution Version

TECHNICAL ASSISTANCE TERMINATION AGREEMENT

This Technical Assistance Termination Agreement (this “Termination Agreement”) is entered into as of April 12, 2015 by and among by and among Univision Communications Inc., a Delaware corporation (“Univision”), Broadcasting Media Partners, Inc., a Delaware corporation (“BMP”), Broadcast Media Partners Holdings, Inc., a Delaware corporation (“BMPH” and, together with Univision and BMP, the “Univision Corporations”), and Televisa, S.A. de C.V. (“Televisa”) (each a “Party”, and, collectively, the “Parties”)

RECITALS

WHEREAS, the Univision Corporations and Televisa are party to that certain Technical Assistance Agreement, dated December 20, 2010 (the “Technical Assistance Agreement”), pursuant to which Televisa provides the Univision Corporations with certain technical assistance;

WHEREAS, the Technical Assistance Agreement automatically terminates upon certain events as set forth in Section 3(b) of the Technical Assistance Agreement and provide for the acceleration and payment of future fees thereunder in connection with such events;

WHEREAS, in late 2014, senior management of the Univision Corporations raised with the Managers and Televisa the possibility of negotiating a reduced termination fee in connection with the early termination of the Technical Assistance Agreement and the Management Agreement and the full satisfaction of any and all of the obligations thereunder;

WHEREAS, the board of directors of the Company (the “Board”) appointed a special committee of the Board comprised of disinterested directors (the “Special Committee”) to evaluate and review the termination of the Technical Assistance Agreement and the Management Agreement as proposed by management and negotiate a reduced termination fee as proposed by management;

WHEREAS, the Univision Corporations and Televisa desire to terminate the Technical Assistance Agreement early for a discounted amount to the amount contemplated under the Technical Assistance Agreement and provide for the payment of the Termination Payment and the Tail Period Periodic Fee and the full satisfaction of any and all obligations under the Technical Assistance Agreement and the Special Committee has approved of each of the Univision Corporations entrance into this Termination Agreement; and

WHEREAS, concurrently herewith, the Univision Corporations and the Managers are entering into a termination agreement with respect to the Management Agreement (the “Management Termination Agreement”).

AGREEMENT

In consideration of the mutual agreements and covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.	Effective Date. This Termination Agreement is effective as of March 31, 2015 (the “Effective Date”).

2.	Definitions. Capitalized terms used but not otherwise defined in this Termination Agreement shall have the meaning ascribed to such terms in the Technical Assistance Agreement.

3.	Termination Payment. In connection with the termination of the Technical Assistance Agreement, the Univision Corporations shall, jointly and severally, make the following payments to Televisa:

(a) The Univision Corporations shall, jointly and severally, pay to Televisa an aggregate amount equal to $67,627,174 (the “Termination Payment”). The Univision Corporations shall, jointly and severally, pay Televisa the Termination Payment within ten business days of the Effective Date and in any event no later than the first date that any payments are made pursuant to Section 3(a) of the Management Termination Agreement.

(b) Until the earlier of (i) the events described in Section 3(b) of the Management Agreement and (ii) December 31, 2015 (the “Tail Period”), the Univision Corporations, jointly and severally, will pay to Televisa an aggregate quarterly periodic fee (the “Tail Period Periodic Fee”) equal to 0.7365836% (the “Periodic Fee Percentage”) of EBITDA for the calendar quarter in question. The Tail Period Periodic Fee shall be payable by the Univision Corporations in arrears as soon as practicable following the determination of EBITDA for the applicable calendar quarter and shall be prorated for the quarter in which the Tail Period expires and shall not be refundable in whole or in part. Notwithstanding the foregoing, if applicable, the Periodic Fee Percentage shall be adjusted in accordance with the definition of the “Televisa Percentage” in the Technical Assistance Agreement consistent with the determination of the amount of the Termination Payment under this Termination Agreement. All payments of the Tail Period Periodic Fee shall be made to Televisa at the same time as payments are made to the Managers under Section 3(b) of the Management Termination Agreement.

4.	Termination and Release.

(a) During the Tail Period, Televisa will provide certain services as described in Section 1 of the Technical Assistance Agreement, as requested by the Univision Corporations in accordance with the relevant provisions of the Technical Assistance Agreement.

(b) Notwithstanding anything to the contrary in the Technical Assistance Agreement, each of the Univision Corporations and Televisa hereby agree that, effective as of the Effective Date, (i) the Technical Assistance Agreement shall be terminated and have no further force or effect, provided that (A) Section 2(c) of the Technical Assistance Agreement shall survive such termination, and shall also apply with respect to the Termination Payment and the Tail Period Periodic Fee and (B) Sections 4 through 14 of the Technical Assistance Agreement shall also survive such termination and (ii)

Televisa receipt the Termination Payment and the Tail Period Periodic Fee shall be in full satisfaction of Televisa’s rights under the Technical Assistance Agreement and that following the payment of the Termination Payment and the Tail Period Periodic Fee, no other compensation, fees or amounts shall be payable by the Univision Corporations under or in connection with the Technical Assistance Agreement (including in connection with, resulting from or arising out of the termination of the Technical Assistance Agreement), other than that the Univision Corporations, jointly and severally, will pay all Reimbursable Expenses (as defined in the Technical Assistance Agreement) of Televisa for the duration of the Tail Period in accordance with Section 4 of the Technical Assistance Agreement.

(c) In consideration of the mutual agreements herein contained, each of the Univision Corporations and Televisa agrees that, effective immediately, (i) the Univision Corporations will each be deemed for all purposes to have fully, finally and forever, irrevocably and unconditionally, released, acquitted and forever discharged each of Televisa, its Affiliates and their respective owners, parents, partners (both general and limited), members (both managing and otherwise), officers, directors, employees, agents, assigns, attorneys and representatives from and against any and all civil actions, causes of action, claims, costs of suit, counterclaims, debts, demands, judgments, liabilities, obligations, actions for legal fees, rights, in law or in equity, known or unknown, asserted or not, existing or not, of whatever kind or nature, in any jurisdiction, including in arbitration proceedings or any other forum, under the laws of any jurisdiction or under international law, which have arisen or may arise in the future in connection with or relating to the Technical Assistance Agreement, and/or the services contemplated thereby or the engagement of Televisa pursuant thereto, and the performance by Televisa of the services contemplated thereby and (ii) Televisa will be deemed for all purposes to have fully, finally and forever, irrevocably and unconditionally, released, acquitted and forever discharged each of the Univision Corporations, their Affiliates and their respective owners, parents, partners (both general and limited), members (both managing and otherwise), officers, directors, employees, agents, assigns, attorneys and representatives from and against any and all civil actions, causes of action, claims, costs of suit, counterclaims, debts, demands, judgments, liabilities, obligations, actions for legal fees, rights, in law or in equity, known or unknown, asserted or not, existing or not, of whatever kind or nature, in any jurisdiction, including in arbitration proceedings or any other forum, under the laws of any jurisdiction or under international law, which have arisen or may arise in the future in connection with or relating to the Technical Assistance Agreement and/or the services contemplated thereby or the engagement of Televisa pursuant thereto, and the performance by Televisa of the services contemplated thereby; provided, that the foregoing clauses (i) and (ii) shall not limit or restrict any rights of Televisa under this Termination Agreement (including in the case of the Univision Corporations the obligation to pay in full the Termination Payment and Tail Period Periodic Fee) and any provisions of the Technical Assistance Agreement that survive in accordance with the express terms of this Termination Agreement (including Section 4 of the Technical Assistance Agreement).

5.	Advisory Services Agreements. Each of the Univision Corporations acknowledges Section 2.12 of the Principal Investor Agreement, and represents and warrants to Televisa (a) that the Management Termination Agreement is in the same form as delivered to Televisa immediately prior to the execution of this Termination Agreement, and (b) that there are no agreements, arrangements or transactions between any of the Univision Corporations or any of their subsidiaries, on the one hand, and any Manager and/or any of its affiliates, on the other hand, relating to consulting, management or advisory services or otherwise substantially similar to the Management Agreement, in each case other than agreements, arrangements or transactions approved by the board of directors of the Univision Corporations, including one or more of the Televisa designees thereof.

6.	Miscellaneous.

(a) Authorization and Enforceability. The execution, delivery, and performance of this Termination Agreement by each Party have been duly authorized by such Party and no other corporate proceedings on the part of such Party are necessary to authorize the execution, delivery, and performance of this Termination Agreement. This Termination Agreement constitutes a valid and legally binding agreement of each Party enforceable against such Party in accordance with its terms, subject to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(b) Entire Agreement. This Termination Agreement supersedes all prior agreements between the parties with respect to the subject matter thereof and constitutes a complete and exclusive statement of the terms of the agreement between the parties with respect to the subject matter thereof.

(c) Amendments and Waivers. No amendment, waiver, supplement, or modification of any provision of this Termination Agreement will be valid and binding unless it is in writing and signed by the Parties hereto, and the Company shall not enter into any such amendment, waiver, supplement or modification without the prior written consent of the Managers (which, notwithstanding anything to the contrary herein, shall be express third party beneficiaries of this Section 6(c)). No waiver by any Party hereto of any breach or violation of, or default under, this Termination Agreement, whether intentional or not, will be deemed to extend to any prior or subsequent breach, violation or default hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence. No delay or omission on the part of any Party hereto in exercising any right, power or remedy under this Termination Agreement will operate as a waiver thereof.

(d) Governing Law. This Termination Agreement and the negotiation, execution, performance or nonperformance, interpretation, termination, construction and all matters based upon, arising out of or related to this Termination Agreement, whether arising in law or in equity (collectively, the “Covered Matters”), and all claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to the Covered Matters, except for documents, agreements and instruments that specify otherwise, shall be governed by the laws of the State of Delaware without giving effect to its principles or rules of conflict of laws to the extent that such principles or rules would require or permit the application of laws of another jurisdiction.

(e) Consent to Jurisdiction. Each Party to this Termination Agreement, by its execution hereof, (a) hereby irrevocably submits to the exclusive jurisdiction of the Chancery Court of the State of Delaware (and if the Chancery Court does not accept jurisdiction, the federal court located in Delaware and if the federal court in Delaware does not accept jurisdiction, any other state court in Delaware) for the purpose of any action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation arising out of or based upon the Covered Matters, the transactions contemplated hereby or relating to the subject matter hereof, (b) hereby waives to the extent not prohibited by applicable Law, and agrees not to assert, and agrees not to allow any of its affiliates to assert, by way of motion, as a defense or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that any such proceeding brought in one of the above named courts is improper, or that this Termination Agreement or the subject matter hereof or thereof may not be enforced in or by such court and (c) hereby agrees not to commence or maintain any action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation arising out of or based upon the Covered Matters, the transactions contemplated hereby or relating to the subject matter hereof or thereof other than before one of the above-named courts nor to make any motion or take any other action seeking or intending to cause the transfer or removal of any such action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation to any court other than one of the above-named courts whether on the grounds of inconvenient forum or otherwise. Notwithstanding the foregoing, any Party to this Termination Agreement may commence and maintain an action to enforce a judgment of any of the above-named courts in any court of competent jurisdiction in the United States. Each Party hereto hereby consents to service of process in any such proceeding in any manner permitted by Delaware law, and agrees that service of process by registered or certified mail, return receipt requested, at its address specified in the Technical Assistance Agreement, is reasonably calculated to give actual notice.

(f) Construction. The Parties have participated jointly in the drafting of this Termination Agreement, and each Party was represented by counsel in the negotiation of this Termination Agreement. In the event an ambiguity or question of intent or interpretation arises, this Termination Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Termination Agreement.

(g) Counterparts; Facsimile. This Termination Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute one and the same instrument. Original signatures hereto may be delivered by facsimile which shall be deemed originals.

IN WITNESS WHEREOF, the Parties have executed and delivered this Termination Agreement as of the date first written above.

BMP:	BROADCASTING MEDIA PARTNERS, INC.

	By:	*
Name:
Title:

BMPH:	BROADCAST MEDIA PARTNERS HOLDINGS, INC.

	By:	*
Name:
Title:

UNIVISION:	UNIVISION COMMUNICATIONS INC.

	By:	*
Name:
Title:

*	The signature appearing immediately below shall serve as a signature at each place indicated with an “*” on this page:

/s/ Peter H. Lori
Name: Peter H. Lori
Title: EVP, Finance, CAO and Interim CFO

[SIGNATURE PAGE TO THE TERMINATION AGREEMENT]

TELEVISA, S.A. DE. C.V.

By:	/s/ Salvi Rafael Folch Viadero
Name:
Title:

By:	/s/ Joaquín Balcárcel Santa Cruz
Name:
Title:

[SIGNATURE PAGE TO THE TERMINATION AGREEMENT]